Exhibit 10.37

CORPORATE GUARANTY

This CORPORATE GUARANTY (the“Guaranty”) dated as of April, 29th, 2014, is made by COMPANHIA BRASILEIRA DE DISTRIBUIÇĂO, a Brazilian corporation having its registered office located at AV. BRIGADEIRO LUIZ ANTÔNIO, Nº 3142, CEP 01.402-000, JARDIM PAULISTA, SÃO PAULO SP (the “Guarantor”) for the benefit of NOVA PONTOCOM COMÉRCIO ELETRÒNICO S/A, a Brazilian corporation having a place of business at RUA GOMES DE CARVALHO, Nº 1609, 3 AO 7 ANDAR, CEP 04.547-006, VILA OLÍMPIA. SÃO PAULO – SP and VIA VAREJO S/A a Brazilian corporation having a place of business at RUA JOĀO PESSOA, Nº 83, CEP 09.520-010, CENTRO. SÃO CAETANO DO SUL – SP (jointly referred herein as “Company/ies” and also as “Debtor/rs”), and in favour of APPLE COMPUTER BRASIL LTDA., with its main office at Dr. Leopoldo Couto de Magalhães Júnior street, 700, 7th floor, Itaim, São Paulo – SP – CEP: 04542-001 (“APPLE”)

RECITALS:

A.                                   Company and Apple have entered into one or more agreements governing the purchase and sale of goods and provision of financial accommodations and services on credit terms by Apple to Company (as such agreements may be amended from time to time, the “Existing Agreements”). In addition, Company may enter into one or more additional agreement(s) with Apple for the sale of goods and provision of financial accommodations and services on credit terms (the “Future Agreements”). Each of the Existing Agreements and Future Agreements is referred to individually as an “Agreement,” and collectively as the “Agreements.”

B.                                   The Guarantor acknowledges that because of its affiliation with Company, the aforementioned transactions will bestow benefits upon it. Guarantor further acknowledges that Apple is unwilling to enter into any Agreement or transaction with Company unless the Guarantor agrees to guarantee to Apple the full payment and performance of each and all of the obligations that arise out of them.

For good and valuable consideration the receipt of which is acknowledged, the Guarantor agrees, for the benefit of Apple, as follows:

1.                                       Guaranty Provisions.

1.1                                Definitions.                                  Unless otherwise defined in this Guaranty or the context otherwise requires, the meaning of the terms used in this Guaranty, including its preamble and recitals, are the ones provided by the Brazilian Civil Code and applicable Brazilian legislation.

1.2                              Guaranteed Obligations.

Subject to the terms and conditions set out herein, the Guarantor hereby absolutely, unconditionally guarantees:

(A) full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) and discharge of all obligations, and liabilities of the Company now existing or assumed, exclusively incurred under theResseler Agreements, dated as of 08/26/2013 (VIA VAREJO S/A) and 09/13/2013 (NOVA PONTOCOM COMÉRCIO ELETRÔNICO S/A) and associated amendments executed with Apple (“Resseler Agreements”), and the due performance and compliance by the Company with the terms of the Agreements;

(B)                                full and prompt payment when due and discharge of all obligations and liabilities of the Company under the Resseler Agreement executed with Apple and the associated exhibits and amendments signed up to the present date; and

(C)                          any and all debts and other obligations and liabilities of every kind of the Debtors to Apple incurred under the Agreements.

All such debts, obligations and liabilities set forth in clauses (a) to (c) of this Section 1.1 are collectively called the “Guaranteed Obligations”, and it is acknowledged and agreed by Guarantor that the “Guaranteed Obligations” shall include all debts, obligations and liabilities stated in the Agreements. In this Guaranty: “Expenses” means all costs and other reasonable and duly documented expenses of any nature incurred by Apple or by Apple’s agents in connection with the preservation or enforcement of the Guaranteed Obligations in whole or in part, to the fullest extent permitted by law, including, without limitation all filing, and other legal fees, fees and expenses of its lawyers, experts, investigators, and consultants, and any disbursements relating to any of the foregoing, or the preservation or enforcement of any right, remedy or power under this Guaranty or any other agreement between Apple and the Company, including (without prejudice to the generality of the foregoing) any legal costs and disbursements relating thereto, together with Interest from the date on which the Expenses are incurred; and “Interest” means interest, whether simple or compound, incurred both before and after any final judgment, at the rate or rates charged by Apple to the Company, in accordance with the Reseller Agreement.

1.2.1. In any case, the total amount guaranteed by the Guarantor shall be limited to:

•        R$80,000,000.00 (Eighty Million), for debts of NOVA PONTOCOM;

•        R$100,000,000.00 (One Hundred Million), for debts of VIA VAREJO.

1.3                           Guaranty of Payment and Performance

(A)                                All Guaranteed Obligations due and to fall due under this Guaranty are payable by Guarantor, within the deadlines originally undertaken by the Company, in the event the Company: (a) defaults on any of the Guaranteed Obligations; (b) becomes insolvent or makes an assignment for the benefit of creditors, or attempts to effect a composition with creditors; (c) encumbers or disposes of all or a substantial portion of its assets, in a way that an emerging risk that the Company becomes insolvent arises; (d) suspends normal business operations; or (e) files a petition for bankruptcy, insolvency or reorganization,or for the appointment of a receiver, trustee or custodian for the Company or its property (or any substantial portion thereof),or has such petition filed against the Company that results in a declaration of its bankruptcy.

(B)                                This Guaranty constitutes a guaranty of payment and performance when due and not of collection, the Guarantor specifically agrees that it shall not be necessary or required that Apple exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company or any other legal entity, any individual, any government or political subdivision or any agency, department or instrumentality thereof (each of the foregoing a “Person”) before or as a condition to the obligations of the Guarantor under this Guaranty.

1.4                              Guaranty Absolute, etc. This Guaranty is in all respects a continuing, absolute, unconditional and irrevocable guaranty of payment and performance, and remains in full force and effect until all of the Guaranteed Obligations have been paid in full. The Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the respective Resseler Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Apple with respect thereto. Except for the provisions of section 3.11 herein, the liability of the Guarantor under this Guaranty is absolute, unconditional and irrevocable irrespective of:

(A)                             any lack of validity, legality or enforceability of the Guaranteed Obligations or of any Agreement that gives rise to a Guaranteed Obligation;

(B)                             the failure of Apple:

(I)                                    to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any other guarantor, if applicable) in respect of the Guaranteed Obligations or any agreement that gives rise to a Guaranteed Obligation; or

(II)                             to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligation;

(C)                             any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

(D)                                any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations;

(E)                                 any amendment to, renouncement, rescission, waiver or other modification of, or any consent to departure from, any of the Guaranteed Obligations or any agreement that gives rise to a

Guaranteed Obligation;

(F)                                  any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by Apple securing any of the Guaranteed Obligations;

(G)                                any change regarding the finances or corporate structure or organization of the Company or Guarantor, including any restructuring or dissolution of the Company; or,

Subject to Section 1.10 (Right of Subrogation), the Guarantor further waives any and all rights of subrogation, reimbursement, indemnification and contribution and any and all other rights and defenses that are or may become available to the Guarantor.

1.5                              Reinstatement, etc. The Guarantor agrees that this Guaranty continues to be effective or shall be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded, avoided, or must otherwise be restored by Apple, upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, as though such payment had not been made.

1.6                                Rights and Remedies.                           The Guarantor waives any and all rights under Articles 827 and 839 of the Brazilian Civil Code (Código Civil Brasileiro) and Article 595 of the Brazilian Civil Procedure Code (Código de Processo Civil) or any other provision of applicable law to require Apple to: (a) proceed against any of the Company; (b) proceed against or exhaust any security for the Guaranteed Obligations; or (c) pursue any other remedy in Apple’s power. Apple may, at its election, exercise any right or remedy Apple may have against the Company or any security now or hereafter held by or for the benefit of Apple including, without limitation, the right to foreclose upon any such security by judicial or non judicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations may thereby be paid, even though any rights which the Guarantor may have or otherwise might obtain by subrogation against others might be diminished or destroyed. The Guarantor acknowledges that any such exercise of a right or remedy with respect to any collateral security for the Guaranteed Obligations may result in a loss, in part or whole, of Apple’s right to collect from the Company any deficiency that may remain after any such exercise of such a right or remedy and that, where such a loss occurs, the Guarantor will also suffer a loss of any rights and remedies, arising in law or equity, which the Guarantor may have to collect any amount from the Company; and the Guarantor agrees to remain bound notwithstanding any such loss. Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Guaranteed Obligations. Apple may, at its discretion, purchase all or any part of such security so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the Guaranteed Obligations for which such security is held; and in such case, only that portion of the Guaranteed Obligations so applied, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Guaranteed Obligations. The Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Company or any such security, whether resulting from the election by Apple to exercise any right or remedy Apple may have against the Company, any defect in, failure of, or loss or absence of priority with respect to Apple’s interest in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, the

Guarantor waives any right that it may have to have any portion of the Guaranteed Obligations discharged except to the extent of the amount actually bid and received by Apple at any such sale. Apple shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

1.7                               Separate Guaranteed Obligations. The obligations of the Guarantor under this Guaranty are independent of the obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantor whether such action is brought against the Company or whether the applicable Debtors is joined in any such action or actions; the Guarantor waives the benefit provided for by Article 827 and 839 of the Brazilian Civil Code (Código Civil Brasileiro) and Article 595 of the Civil Procedure Code (Código de Processo Civil) and of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the fullest extent permitted by law.

1.7.1                     Notwithstanding the provided in other sections of this agreement, Apple will always attempt to collect overdue amounts by sending a notice to the Debtors, with a copy to Guarantor. Only after fifteen (15) days of such notice Apple will start any collection procedure against the Guarantor, provided the Company is still in default.

1.8                               Waiver of Notices and Demands. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, and notices of acceptance of this Guaranty and of the existence, creation, extension or incurring of new or additional Guaranteed Obligations. At Apple’s option, the Guarantor may be joined in any action or proceeding commenced by Apple against the Company in connection with or based upon Guaranteed Obligations or any security therefore and recovery may be had against the Guarantor in such action or proceeding, without any requirement that Apple first assert, prosecute or exhaust any remedy or claim against the Company. Without limiting the foregoing, the Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, the Company may default in the performance of Guaranteed Obligations. Notwithstanding any such performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by the Company in payment or performance of the Guaranteed Obligations.

1.9                               Waiver of Defenses. The Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company, including, without limitation, to the benefit provided for by Article 827 of the Brazilian Civil Code (Código Civil Brasileiro). The Guarantor waives any right of setoff, defense or counterclaim, which the Company or the Guarantor may have or claim to have against Apple. Subject to Section 1.10, the Guarantor waives any and all rights of sub rogation.

The Guarantor further waives (i) any and all rights under article 595 of the Brazilian Civil Procedure Code (Código de Processo Civil); (ii) any defense or exception arising by reason of the lack of enforceability of the Guaranteed Obligations; (iii) all rights and defenses arising out of an election of remedies by Apple, even though that election of remedies, such as a nonjudicial foreclosure on security for the Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against the Company.

All amounts payable by Guarantor hereunder shall be paid without setoff or counterclaim and without any deduction or withholding whatsoever.

1.10                        Right of Subrogation. Notwithstanding any payment or payments made by the Guarantor under this Guaranty or any setoff or application of funds of the Guarantor by Apple, the Guarantor shall not be entitled to be subrogated to any of the rights of Apple against the Company or any other Person or any collateral security or guaranty or right of set-off held by Apple for the payment of the Guaranteed Obligations, nor shall the Guarantor, in its capacity as guarantor, seek or be entitled to seek any contribution or reimbursement of amounts that haven’t been paid to Apple by Guarantor. Guarantor shall be subrogated to all such rights held by Apple, and Apple agrees to execute such documents and take such actions as are reasonably necessary to transfer its rights to the Guarantor and to enable the Guarantor to enforce such rights, at the Guarantor’s expense.

If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been paid in full, such amount shall be held by the Guarantor in trust for Apple, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to Apple in the exact form received by the Guarantor (duly endorsed by the Guarantor to Apple, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Apple may determine.

1.11                        Guarantor to Keep Informed. The Guarantor warrants that it has established with the Company adequate means of obtaining, on an ongoing basis, such information as the Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Guaranteed Obligations. The Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than Apple. Apple has no duty to provide, and Guarantor waives any right to require Apple to provide, any information to the Guarantor until Apple receives the Guarantor’s written request for specific information in Apple’s possession and the Company has authorized Apple to disclose such information to the Guarantor.

l.12                            Subordination. All liabilities and obligations of the Company to the Guarantor which, presently or in the future, may exist (the “Guarantor’s Claims”) are subordinated to the Guaranteed Obligations. At Apple’s request, the Guarantor’s Claims will be enforced, and performance thereon received by the Guarantor only as a trustee for Apple, and the Guarantor will promptly pay over to Apple all proceeds recovered for application to the Guaranteed Obligations, without reducing or affecting the Guarantor’s liability under other provisions of this Guaranty.

1.13                        Successors, Transferees and Assigns; Transfers of Interests, etc. This Guaranty shall:

(A)                             be binding upon the Guarantor and its successors, transferees and assigns; and

(B)                             inure to the benefit of and be enforceable by Apple and its successors, transferees and permitted assigns.

This Guaranty is not assignable by Apple with respect to all or any portion of the Obligations without the express, written consent of Guarantor, except that Apple may assign its rights under this Guaranty to any affiliate of Apple to whom it simultaneously assigns its rights and obligations under the Agreement. Guarantor may not assign, delegate or transfer this Guaranty or any of its rights or obligations hereunder (whether voluntarily, by operation of law, or otherwise) without Apple’s prior written consent. Any attempted assignment, transfer, subcontracting or other delegation without such consent shall be void and shall constitute a breach of this Guaranty.

2.                                      Representations and Warranties; Waiver of Certain Other Guarantor Defenses.

The Guarantor hereby represents, warrants and covenants to Apple that:

(A)                             the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and is qualified to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of the property owned or the nature of its business requires it to be so qualified;

(B)                             neither the execution or delivery of this Guaranty or any of the other documents related hereto nor the performance of or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any law, statute, code, rule, ordinance, order, judgment, decree, injunction, regulation, permit, license or authorization of any governmental department, commission, board, court, authority or agency, the sovereignty of the Republic of Brazil, public order, morality or any other agreement or instrument binding upon the Guarantor or any of its property, or conflict with or result in a breach of any provision of the charter documents or bylaws of the Guarantor. No authorization, consent or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Guarantor for the due execution, delivery and performance by the Guarantor of this Guaranty;

(C)                               the Guarantor has the requisite power to enter into and deliver this Guaranty and has taken all necessary corporate or other action required to authorize the execution, delivery and performance of this Guaranty. The undersigned representative of Guarantor has all powers and authority necessary to execute this Guaranty on behalf of Guarantor and to bind Guarantor in accordance with the terms hereof;

(D)                               this Guaranty constitutes legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms, and its execution and performance will not cause a breach, or constitute an act which with the passage of time or the giving of notice or both would become a breach, of any other agreement to which the Guarantor is a party or to which any of its properties is subject;

(E)                               the Guarantor is now, and at all times during the term of this Guaranty shall be, solvent;

(F)                                the Guarantor has sufficient assets to satisfy the obligations it is assuming hereunder;

(G)                              the principal place of business of the Guarantor is located at the address set forth on the preamble;

(H)                              there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, domestic or foreign, now pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any property or rights of the Guarantor, the effect of which would result in a material adverse change to the Guarantor’s business, operations or financial statements. The Guarantor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation applicable to the Guarantor of any court or governmental instrumentality or other agency, domestic or foreign, which would result in a material adverse change to the Guarantor’s business, operations or financial statements;

(I)                                   neither this Guaranty nor any of the other certificates, statements or information furnished to Apple by or on behalf of the Guarantor in connection with this Guaranty or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(J)                                   the Guarantor has received the assistance of its legal counsel in connection with the review, negotiation and execution of this Guaranty.

Furthermore, the Guarantor hereby waives the right to assert any defense based on any argument that is premised on a fact or circumstance that constitutes or evidences a breach of any of the foregoing representations, warranties or covenants, including, without limitation, any argument that: (1) the Guarantor was insolvent at the time of executing this Guaranty; (2) the Guarantor does not have sufficient assets to satisfy the obligations it is assuming hereunder; (3) the Guarantor is not a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated; or (4) compliance with the terms and provisions of this Guaranty that may (A) conflicts with or results in a breach of any law, statute, code, rule, ordinance, order, judgment, decree, injunction, regulation, permit, license or authorization of any governmental department, commission, board, court, authority or agency, or any other agreement or instrument binding upon the Guarantor or any of its property; (B) conflicts with or results in a breach of any provision of the charter documents or bylaws of the Guarantor; (C) lacks the authorization, consent or approval or other action by, or notice to or filing with, any governmental authority required to be obtained or made by the Guarantor for the performance by the Guarantor of this Guaranty; or (D) causes a breach, or constitutes an act which with the passage of time or the giving of notice or both would become a breach, of any other agreement to which the Guarantor is a party or to which any of its properties is subject.

3.                                      Miscellaneous Provisions.

3.1                               Costs and Expenses. Guarantor agrees to pay for reasonable attorneys’ fees and all other reasonable and duly documented costs and expenses which may be incurred by Apple in the enforcement of this Guaranty against Guarantor if such action is decided in favor of Apple. Apples agrees to pay all reasonable attorneys’ fees (including, without limitation, reasonably allocated fees of in house counsel for time spend working on enforcement of this Guaranty) and all other reasonable and duly documented costs and expenses which may be incurred by Guarantor in the defense of any such action if such action is decided in favor of Guarantor.

3.2                               Location of Performance; Payment Terms. Performance of this Guaranty shall be carried out in São Paulo city. All payments made to Apple pursuant to this Guaranty shall be made in Brazilian Reais, the legal tender of Brazil, and shall be sent to the address indicated by Apple for such purpose or made by deposit or by electronic transfer of immediately available funds to the bank account indicated by Apple for such purpose. In addition, in the event any payment effected pursuant to this Guaranty is subject to the withholding or deduction of taxes or to any other charge, Guarantor agrees and obligates itself to pay to Apple an additional amount, such that the net amount received by Apple after giving effect to the applicable retention or deduction is equal to the amount Apple would have received if such retention or deduction had not been made.

3.3                               Amendments, etc. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor from this Guaranty is effective unless the same is in writing and signed by Apple and the Guarantor.

3.4                               Addresses. All notices, demands, requests, consents, approvals and other communications under this Guaranty will be in writing and directed (i) to Guarantor’s principal place of business at the address set forth on the preambule page of this Guaranty and (ii) to Apple at the addresses set forth below, as applicable.

For all purposes relative to this Guaranty, the address for Apple is as follows:

Apple Inc.

1 Infinite Loop

Cupertino, California 95014

Attn: MS: 38-3TR Credit Department

Provided that, additional copies of any notices or communications to be given under this Guaranty to Apple shall also be sent at the same time, and in the same manner, to the following address:

Apple Computer Brasil Ltda.

Rua Leopoldo Couto Magalhães Júnior,

700, 7° e 8° andares, conjuntos 71, 72, 81 e

82, CEP 04.542-000, São Paulo - SP

And the address for Guarantor is:

Companhia Brasileira de Distribuição

Avenida Brigadeiro Luiz Antônio, 3142,

CEP 01.402-000, Jardim Paulista, São Paulo - SP

3.5                             No Waiver; Remedies. In addition to and not in limitation of Sections 1.3 and 1.5, no failure on the part of Apple to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

3.6                             Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

3.7                             Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Guaranty.

3.8                             Confidentiality. This Guaranty and the existence, terms, and conditions hereof shall be treated as Confidential Information pursuant to the terms of the Agreements.

The Parties incorporate by reference the dispositions set forth in the Non Disclosure section (Section 9) of the Reseller Agreement.

3.9                             Entire Agreement.

Except as provided in any other written agreement now or at any time hereafter in force between Apple and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Apple with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Apple or Guarantor unless expressed herein, or as amended in a writing signed by both Apple and Guarantor.

3.10                        Termination of Guaranty. The obligations of the Guarantor under this Guaranty shall terminate on the later of: (i) the date upon which the Guarantor has fully performed all of its obligations under this Guaranty; or (ii) the date upon which all of the Guaranteed Obligations are satisfied in full. Guarantor acknowledges that there is a continuing consideration to Guarantor for this Guaranty and therefore Guarantor waives and relinquishes the right to revoke or terminate this Guaranty.

3.11                        Notwithstanding the preceding paragraph, the

Guarantor shall be entitled to terminate this guarantee by giving written notice to Apple with at least sixty (60) days prior notice. In this case, the Guarantor acknowledges that it shall pay all debts arising from any invoice issued under the Resseler Agreement up to the 60th day after receipt of the notification referred herein by Apple.

4.                                      GOVERNING LAW; VENUE.

The parties irrevocably consent and agree that any action or proceeding arising out of or relating to this Guaranty will be brought in Brazil.

(a)   For purposes of any action or proceeding, this Guaranty shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of Brazil applicable to agreements made and to be performed entirely within such country; and the English version of this Guaranty shall prevail over the Portuguese version. At the plaintiff’s sole election, said action or proceeding shall be resolved:

(i) Together with any action or proceeding brought under the contract or agreement that gives rise to the Guaranteed Obligation in question, in accordance with the applicable terms and conditions of said contract or agreement. In this event, a sworn translation of this Guaranty to Portuguese shall be prepared by a Brazilian sworn translator, if a Portuguese version is required.

OR

(ii) Judicially, in any competent state or federal court located in São Paulo city. In this event, a sworn translation of this Guaranty to Portuguese shall be prepared by a Brazilian sworn translator.

In the event Apple seeks a judgment from a Court as specified in (ii) above: (A) Guarantor will not collaterally attack such proceeding in any other court; (B) Guarantor will not seek an injunction from a court elsewhere or otherwise seek to contest or litigate venue and jurisdiction in any court (venue and jurisdiction being agreed to herein).

(c) The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter be able to assert against the jurisdiction of courts mentioned above, as well as any claim that an action or proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

“GUARANTOR”

By:	/s/ Christophe Hidalgo
Name:	Christophe Hidalgo
Title:	VP Financeiro

Principal Place of Business Address:

(SlGNATURE NOTARIZED AND EVIDENCE OR POWERS TO BIND THE GUARANTOR ARE REQUIRED)

Accepted and Agreed by:

APPLE

By:
Name:
Title:

WITNESSES:

1.

2.